                                                                      Exhibit 11

                       ESTERLINE TECHNOLOGIES CORPORATION
                    (In thousands, except per share amounts)

Computation of Earnings (Loss) Per Share - Basic

                                          2004              2003              2002             2001              2000
                                      -------------    --------------    -------------    --------------    -------------
                                       (Restated)        (Restated)        (Restated)       (Restated)        (Restated)
Income From Continuing
     Operations                       $      30,402    $       28,643    $      28,252    $       46,732    $      23,785
Income (Loss) From
     Discontinued Operations,
     Net of Tax                               9,181            (5,808)         (25,039)           (9,780)           3,043
                                      -------------    --------------    -------------    --------------    -------------

Earnings Before Cumulative
     Effect of a Change in
     Accounting Principle                    39,583            22,835            3,213            36,952           26,828

Cumulative Effect of a Change
     in Accounting Principle,
     Net of Tax                                  --                --           (7,574)             (403)              --
                                      -------------    --------------    -------------    --------------    -------------

Net Earnings (Loss)                   $      39,583    $       22,835    $      (4,361)   $       36,549    $      26,828
                                      =============    ==============    =============    ==============    =============

Weighted Average Number
     of Shares
     Outstanding - Basic                     21,195            20,900           20,751            19,641           17,375
                                      =============    ==============    =============    ==============    =============

Earnings (Loss) Per Share - Basic:
     Continuing operations            $        1.43    $         1.37    $        1.36    $         2.38    $        1.36
     Discontinued operations                    .44              (.28)           (1.21)             (.50)             .18
                                      -------------    --------------    -------------    --------------    -------------
     Earnings per share before
         cumulative effect of
         a change in
         accounting principle                  1.87              1.09              .15              1.88             1.54
     Cumulative effect of
         a change in
         accounting principle                    --                --             (.36)             (.02)              --
                                      -------------    --------------    -------------    --------------    -------------

Earnings (Loss) Per
     Share - Basic                    $        1.87    $         1.09    $        (.21)   $         1.86    $        1.54
                                      =============    ==============    =============    ==============    =============

                       ESTERLINE TECHNOLOGIES CORPORATION
                    (In thousands, except per share amounts)

Computation of Earnings (Loss) Per Share - Diluted

                                          2004              2003              2002             2001              2000
                                      -------------    --------------    -------------    --------------    -------------
                                       (Restated)        (Restated)        (Restated)       (Restated)        (Restated)
Income From Continuing
     Operations                       $      30,402    $       28,643    $      28,252    $       46,732    $      23,785
Income (Loss) From
     Discontinued Operations,
     Net of Tax                               9,181            (5,808)         (25,039)           (9,780)           3,043
                                      -------------    --------------    -------------    --------------    -------------

Earnings Before Cumulative
     Effect of a Change in
     Accounting Principle                    39,583            22,835            3,213            36,952           26,828

Cumulative Effect of a Change
     in Accounting Principle,
     Net of Tax                                  --                --           (7,574)             (403)              --
                                      -------------    --------------    -------------    --------------    -------------

Net Earnings (Loss)                   $      39,583    $       22,835    $      (4,361)   $       36,549    $      26,828
                                      =============    ==============    =============    ==============    =============

Weighted Average Number
     of Shares Outstanding                   21,195            20,900           20,751            19,641           17,375

Net Shares Assumed to be
     Issued for Stock Options                   344               205              270               373              279
                                      -------------    --------------    -------------    --------------    -------------

Weighted Average Number
     of Shares and Equivalent
     Shares Outstanding  -
     Diluted                                 21,539            21,105           21,021            20,014           17,654
                                      =============    ==============    =============    ==============    =============

Earnings (Loss) Per
     Share - Diluted:
     Continuing operations            $        1.41    $         1.36    $        1.34    $         2.34    $        1.35
     Discontinued operations                    .43              (.28)           (1.19)             (.49)             .17
                                      -------------    --------------    -------------    --------------    -------------
     Earnings per share
         before cumulative
         effect of a change in
         accounting principle                  1.84              1.08              .15              1.85             1.52
     Cumulative effect of
         a change in accounting
         principle                              --                --              (.36)             (.02)              --
                                      -------------    --------------    -------------    --------------    -------------

                                          2004              2003              2002             2001              2000
                                      -------------    --------------    -------------    --------------    -------------
                                       (Restated)        (Restated)        (Restated)       (Restated)        (Restated)
Earnings (Loss) Per
     Share - Diluted                  $        1.84    $         1.08    $        (.21)   $         1.83    $        1.52
                                      =============    ==============    =============    ==============    =============

Earnings (Loss) Per
     Share - Basic                    $        1.87    $         1.09    $        (.21)   $         1.86    $        1.54
                                      =============    ==============    =============    ==============    =============

Dilutive Effect Per Share             $         .03    $          .01    $          --    $          .03    $         .02
                                      =============    ==============    =============    ==============    =============

                                       3